EXHIBIT 10.36


                              FEE PAYMENT AGREEMENT

         THIS  FEE  PAYMENT  AGREEMENT,   dated  as  of  March  11,  2005  (this
"Agreement"), is by and between Ramp Corporation, a Delaware corporation ("Company"), having an address at 33 Maiden Lane, New York, New York 10038 and PC Newco, LLC, a New York limited liability company (the "Agent"), having an address at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, as a collection agent for Jenkens & Gilchrist Parker Chapin LLP, a New York limited liability partnership (the "Firm"), having an address at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

                                   WITNESSETH:

         WHEREAS, the Firm has represented the Company and its subsidiaries in various general corporate and securities matters and the Firm has rendered invoices for the period ended March 11, 2005 (together, the "Outstanding Invoice") in connection with such matters in the amount of $377,453.19.

         WHEREAS, the Company desires to make payment of the Outstanding Invoice to the Firm for such representation and to provide for payment of future invoices by the Firm for such matters; and

         WHEREAS, the Company has offered to pay the Outstanding Invoice in shares of common stock, par value $.001, of the Company, and the Agent, for the benefit of the Firm, is willing to accept such shares as partial payment of the Outstanding Invoice, on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent hereby agree as follows:

1. Payment in Stock. The Company shall issue an aggregate of 350,000 shares of common stock, par value $.001 per share (the "Shares"), to the Agent, as a collection agent for Jenkens & Gilchrist Parker Chapin LLP, in partial payment of services rendered by the Firm in connection with the representation of the Company and for services to be rendered thereafter with regards to general corporate and securities matters for the period ending through March 11, 2005 (the "Transaction Matters"). The Shares shall be "restricted securities", as such term is defined under Rule 144 of the Securities Act. The Agent agrees to use its best efforts to sell the Shares in the open market within ninety (90) days after the effective date of the registration statement which includes the Shares for registration with the Securities and Exchange Commission; provided, however, that the number of Shares sold by the Agent on any trade day shall not exceed ten percent (10%) of the average daily volume for the preceding five days as reported by AMEX. The Company agrees that if the sale of the Shares by the Agent results in net cash proceeds to the Firm that is less than the Outstanding Invoice owed or any future balances owed to the Firm in connection with the Transaction Matters, the Company shall pay the Firm an amount of cash so that the net cash proceeds from the sale of such Shares, together with such cash payment, shall equal the Outstanding Invoice owed or any future balance owed to the Firm in connection with the Transaction Matters. The issuance of the Shares and the effectiveness of this Agreement is conditioned upon the effectiveness of a registration statement on Form S-3 covering the Shares which registration statement shall be filed by the Company with the Securities and Exchange Commission. The Company covenants and agrees to include the Shares on its next Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission.

2. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All the terms of this Agreement shall be binding upon and inure to the

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benefit of and be enforceable by the respective  assigns of the parties  hereto, whether so expressed or not. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter of this Agreement. All notices from any party to this Agreement shall be mailed or delivered to the other party to the address set forth in the preamble to this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                RAMP CORPORATION

                                By:_______________________________
                                   Name:  Andrew Brown
                                   Title: Chief Executive Officer

                                PC NEWCO LLC

                                By:_________________________________
                                   Name:
                                   Title: